UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2017

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2233 Argentia Road, Suite 401
Mississauga, Ontario, L5N 2X7, Canada
(Address of Principal Executive Offices)

(905) 821-9669
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company      [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [  ]

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously reported, SunOpta Inc. (the “Company”) terminated the employment of Mr. Edward Haft, the Company’s Senior Vice President of Healthy Fruit effective as of August 14, 2017. In connection with his termination, the Company entered into a Separation Agreement and Full and Final Release (the “Separation Agreement”) with Mr. Haft on August 22, 2017. Pursuant to the Separation Agreement, Mr. Haft will be entitled to receive the following:

•	Severance pay in the total gross amount of $428,645.00 to be paid as a salary continuation over a 52- week period beginning August 14, 2017;

•	In the event of a payout of an annual bonus to senior leadership team members pursuant to the Company’s 2017 Short Term Incentive Plan, a pro-rata portion of the annual bonus that Mr. Haft would be entitled to receive pursuant to the Employment Agreement, dated July 29, 2015, between Mr. Haft and the Company, as amended on August 18, 2016 (the “Employment Agreement”);

•	If Mr. Haft elects COBRA, the Company will pay the employer portion and COBRA fees for medical and dental coverage for up to 12 months; and

•	The Company will provide Mr. Haft with outplacement benefits for six months through an outplacement service provider.

The Company will apply standard tax and other applicable withholdings to payments made to Mr. Haft. The Company also will pay Mr. Haft accrued but unused vacation.

The Separation Agreement contains a release and waiver of claims for the benefit of the Company, pursuant to which Mr. Haft agrees to release the Company and certain other parties from any and all claims, charges, causes of action and damages arising on or prior to his execution of the Separation Agreement. Mr. Haft’s right to receive the consideration and benefits under the Separation Agreement is contingent upon Mr. Haft agreeing to (and not revoking) the release of claims contained in the Separation Agreement.

In consideration for the payment and benefits provided under the Separation Agreement, Mr. Haft agrees to continue to be bound by certain non-interference, non-solicitation, confidentiality, assignment of intellectual property, non-disparagement and cooperation provisions set forth in the Employment Agreement.

Mr. Haft has the right to revoke the Separation Agreement by giving written notice to the Company within fifteen (15) days after signing the Separation Agreement. In the event of any such revocation, the Separation Agreement will no longer be effective and Mr. Haft will not receive the payment and benefits listed above.

The foregoing summary of the Separation Agreement is qualified in its entirety by the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The list of exhibits in the Exhibit Index is incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By:	/s/ Jill Barnett

Jill Barnett
Vice President and General Counsel

Date:	August 28, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and Full and Final Release between SunOpta Inc. and Edward Haft.